EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
Marshall Loeb, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
SECOND QUARTER 2016 RESULTS

•	Net Income Attributable to Common Stockholders of $1.35 Per Share Compared to $.45 Per Share for the Same Quarter of 2015

•	Funds from Operations of $.99 Per Share Compared to $.92 Per Share for the Same Quarter Last Year, an Increase of 7.6%

•	Same Property Net Operating Income (PNOI) Growth:

◦	Unadjusted: 2.7%

◦	Without Termination Fees: 2.1%

◦	Without Straight-Line Rent Adjustments: 3.2%

◦	Without Straight-Line Rent Adjustments and Termination Fees: 2.6%

•	97.2% Leased, 95.7% Occupied as of June 30, 2016; Average Occupancy of 95.5% for the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 6.9%

•	Sold 872,000 Square Feet of Operating Properties and 3.9 Acres of Land for $55.9 Million

•	Acquired 33 Acres of Development Land in San Antonio for $3.2 Million

•	Started Construction of Three New Development Projects (265,000 Square Feet) With Projected Total Costs of $18.6 Million

•	Transferred Two Development Projects (132,000 Square Feet) to the Real Estate Portfolio

•	Development Program Consisted of 14 Projects (1.9 Million Square Feet) at June 30, 2016 With a Projected Total Investment of $134 Million

•	Paid 146th Consecutive Quarterly Cash Dividend – $.60 Per Share

•	Issued 447,665 Shares of Common Stock During the Quarter With Gross Proceeds of $30 Million

•	Closed a $65 Million Senior Unsecured Term Loan With an Effective Fixed Interest Rate of 2.863%

JACKSON, MISSISSIPPI, July 20, 2016 - EastGroup Properties, Inc. (NYSE: EGP) announced today the results of its operations for the three and six months ended June 30, 2016.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, "We are pleased with the solid second quarter results. Our 7.6% increase in quarterly FFO per share means that we’ve now achieved FFO per share increases in 20 of the past 21 quarters. This long term FFO growth is being driven by consistently high occupancy allowing us to continue raising rents. Our strategy is simple and straightforward and it is working.

“Outside of our day-to-day operations, we’re proud of the progress made recycling capital. Selling older, non-core Houston assets creates further geographic diversification within our portfolio while generating funds for our higher yielding development pipeline. Finally, we further strengthened our balance sheet by issuing $30 million of equity during second quarter. ”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $1.35 and $2.03 for the three and six months ended June 30, 2016, respectively, compared to $.45 and $.76 for the same periods of 2015. EPS for the three and six months ended June 30, 2016 included gains on sales of real estate investments and non-operating real estate of $31,114,000 ($.96 per share) and $42,456,000 ($1.31 per share), respectively; EPS for the same periods of 2015 included gains on sales of real estate investments and non-operating real estate of $2,903,000 ($.09 per share) and $3,026,000 ($.09 per share).

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FUNDS FROM OPERATIONS

For the quarter ended June 30, 2016, funds from operations attributable to common stockholders (FFO) was $.99 per share compared to $.92 per share for the same quarter of 2015, an increase of 7.6%. Property net operating income (PNOI) increased by $2,333,000, or 5.6%, during the quarter ended June 30, 2016, compared to the same period of 2015. PNOI increased $1,511,000 from newly developed and redeveloped properties, $1,074,000 from same property operations and $587,000 from 2015 acquisitions; PNOI decreased $802,000 from properties sold in 2015 and 2016.

Same PNOI increased 2.7% for the quarter ended June 30, 2016, compared to the same quarter in 2015; without straight-line rent adjustments, same PNOI increased 3.2%. Rental rates on new and renewal leases (5.4% of total square footage) increased an average of 6.9% for the quarter.

For the six months ended June 30, 2016, FFO was $1.90 per share compared to $1.79 per share for the same period of 2015, an increase of 6.1%. PNOI increased by $4,951,000, or 6.0%, during the six months ended June 30, 2016, compared to the same period of 2015. PNOI increased $3,083,000 from newly developed and redeveloped properties, $1,844,000 from same property operations and $1,174,000 from 2015 acquisitions; PNOI decreased $1,093,000 from properties sold in 2015 and 2016.

Same PNOI increased 2.3% for the six months ended June 30, 2016, compared to the same period in 2015; without straight-line rent adjustments, same PNOI increased 2.3%. Rental rates on new and renewal leases (12.4% of total square footage) increased an average of 12.0% for the six months.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

SALES

EastGroup sold the following operating properties during the first six months of 2016:

Properties Sold in 2016	Location	Date of Sale	Size	Gross Sales Proceeds	Realized Gain (1)
			(Square feet)	(In thousands)

Northwest Point Distribution and Service Centers	Houston, TX	02/12/2016	232,000	$15,550	10,109
North Stemmons III	Dallas, TX	03/04/2016	60,000	3,300	1,223
Total Properties Sold in First Quarter 2016			292,000	18,850	11,332

North Stemmons II	Dallas, TX	04/12/2016	26,000	1,300	438
Lockwood Distribution Center	Houston, TX	04/18/2016	392,000	14,325	9,870
West Loop Distribution Center 1 & 2	Houston, TX	04/19/2016	161,000	13,500	9,590
America Plaza	Houston, TX	04/28/2016	121,000	8,175	4,560
Interstate Commons Distribution Center 1 & 2 (2)	Phoenix, AZ	05/31/2016	142,000	9,960	6,338
Castilian Research Center (3)	Santa Barbara, CA	06/28/2016	30,000	7,950	185
Total Properties Sold in Second Quarter 2016			872,000	55,210	30,981

Total Properties Sold in 2016			1,164,000	$74,060	42,313

(1) The realized gains on sales were not included in FFO.
(2) The Company sold two of its four Interstate Commons Distribution Center buildings to the Arizona Department of
Transportation through condemnation.
(3) The Company owned 80% of Castilian Research Center through a joint venture. The gross sales proceeds and realized gain shown for this transaction also include the 20% attributable to the Company's noncontrolling interest partner.

The Company continues to manage its exposure to the Houston market. PNOI from EastGroup's Houston properties as a percentage of total PNOI for the Company has been reduced from 20.5% for the year 2015 to 18.5% for the second quarter of 2016, including adjustments for the Houston properties sold in 2016.

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In the first quarter, EastGroup sold a small parcel of land (1.2 acres) adjacent to its Horizon Commerce Park in Orlando for $673,000. The Company recognized a gain of $10,000 which was included in FFO. In the second quarter, the Company sold 3.9 acres of land in Dallas for $644,000. EastGroup recognized a gain of $133,000 which was included in FFO.

Subsequent to quarter-end, EastGroup sold land in Houston (7 acres) and Dallas (8 acres) in separate transactions for a total of $2.6 million. In addition, the Company is under contract to sell 4 acres of land in Houston; this transaction is expected to close in late July. The Company expects to record gains on the sales of approximately $600,000 in the third quarter which will be included in FFO.

DEVELOPMENT

During the second quarter, EastGroup continued to expand its Eisenhauer Point development in San Antonio by acquiring 33.4 acres of development land for $3.2 million. The land will accommodate the future development of approximately 343,000 square feet of business distribution buildings with projected total costs of $24 million.

EastGroup began construction of three development projects during the second quarter: Horizon VII, a 109,000 square foot multi-tenant business distribution building in Orlando, and Eisenhauer Point 3 & 4, two multi-tenant business distribution buildings containing a combined 156,000 square feet in San Antonio.

These development projects, in addition to the projects started during the first quarter, are detailed in the table below.

Development Properties Started in 2016	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Madison IV & V	Tampa, FL	145,000	10/2017	$9,400
Horizon VII	Orlando, FL	109,000	11/2017	8,000
Alamo Ridge IV	San Antonio, TX	97,000	12/2017	6,000
CreekView 121 1 & 2	Dallas, TX	193,000	12/2017	16,700
Eisenhauer Point 3	San Antonio, TX	71,000	03/2018	5,400
Eisenhauer Point 4	San Antonio, TX	85,000	03/2018	5,200
Total Development Properties Started		700,000		$50,700

At June 30, 2016, EastGroup’s development program consisted of 14 projects (1,869,000 square feet). The projects, which were collectively 33% leased as of July 19, 2016, have a projected total cost of $134 million with approximately $52 million remaining to be invested as of June 30, 2016.

During the first six months of 2016, EastGroup transferred (at the earlier of 80% occupied or one year after completion) six development properties to the real estate portfolio as detailed in the table below.

Development Properties Transferred to Real Estate Portfolio in 2016	Location	Size	Conversion Date	Cumulative Cost as of 6/30/16	Percent Leased as of 7/19/16
		(Square feet)		(In thousands)

Alamo Ridge I	San Antonio, TX	96,000	02/2016	$7,763	84%
Alamo Ridge II	San Antonio, TX	62,000	02/2016	5,689	100%
Madison II & III	Tampa, FL	127,000	02/2016	7,518	100%
West Road III	Houston, TX	78,000	03/2016	4,844	0%
Ten West Crossing 7	Houston, TX	67,000	04/2016	4,175	75%
West Road IV	Houston, TX	65,000	06/2016	5,509	100%
Total Properties Transferred		495,000		$35,498	78%

Subsequent to quarter-end, EastGroup acquired Parc North, a four-building complex in Fort Worth, Texas, for $32 million. The buildings, which contain 446,000 square feet and are currently 37% leased, were recently developed by the seller and are considered to be in the lease-up phase of development.

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Also subsequent to quarter-end, the Company started construction of SunCoast 4, a 93,000 square foot multi-tenant business distribution building in Fort Myers with a projected total cost of $8.7 million.

DIVIDENDS

EastGroup paid cash dividends of $.60 per share in the second quarter of 2016, which was the Company’s 146th consecutive quarterly cash distribution.  EastGroup has increased or maintained its dividend for 23 consecutive years. The Company has increased it 20 years within that period, including increases in each of the last four years.  The Company’s payout ratio of dividends to FFO was 61% for the second quarter.  The annualized dividend rate of $2.40 per share yielded 3.3% on the closing stock price of $71.66 on July 19, 2016.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 30.0% at June 30, 2016.  For the second quarter, the Company had interest and fixed charge coverage ratios of 4.5x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 5.8x.

On April 1, 2016, EastGroup closed a $65 million senior unsecured term loan with a seven-year term and interest only payments. It bears interest at the annual rate of LIBOR plus an applicable margin (currently 1.65%) based on the Company's senior unsecured long-term debt rating. The Company also entered into an interest rate swap agreement to convert the loan's LIBOR rate component to a fixed interest rate for the entire term of the loan providing a total effective fixed interest rate of 2.863%.

In June, EastGroup executed a commitment letter for a $40 million senior unsecured term loan which is expected to close in late July. The loan has a five-year term and interest only payments. It bears interest at the annual rate of LIBOR plus an applicable margin (currently 1.10%) based on the Company's senior unsecured long-term debt rating. The Company also entered into an interest rate swap agreement to convert the loan's LIBOR rate component to a fixed interest rate for the entire term of the loan providing a total effective fixed interest rate of 2.335%.

During the second quarter, EastGroup issued and sold 447,665 shares of common stock under its continuous equity program at an average price of $67.01 per share, providing net proceeds to the Company of $29.6 million.

In April, Fitch Ratings affirmed EastGroup's issuer rating of BBB with a stable outlook.

OUTLOOK FOR 2016

EPS for 2016 is estimated to be in the range of $2.90 to $2.98.  FFO per share attributable to common stockholders for 2016 is now estimated to be in the range of $3.96 to $4.04. The Company increased the mid-point from $3.99 to $4.00. The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q3 2016	Y/E 2016	Q3 2016	Y/E 2016
	(In thousands, except per share data)

Net income attributable to common stockholders	$14,453	94,504	15,109	97,113
Depreciation and amortization	19,238	76,766	19,238	76,766
Gain on sales of depreciable real estate investments	—	(42,313)	—	(42,313)
Funds from operations attributable to common stockholders	$33,691	128,957	34,347	131,566

Diluted shares	32,830	32,606	32,830	32,606

Per share data (diluted):
Net income attributable to common stockholders	$0.44	2.90	0.46	2.98
Funds from operations attributable to common stockholders	1.03	3.96	1.05	4.04

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

The following assumptions were used for the mid-point:

Metrics	Guidance for Q3 2016	Revised Guidance for Year 2016	Previous Guidance for Year 2016	Actual for Year 2015
FFO per share	$1.04	$4.00	$3.99	$3.67
FFO per share increase over prior year period	10.6%	9.0%	8.7%	5.8%
Same Property Net Operating Income (PNOI) growth:
Unadjusted	4.0%	3.1%	3.2%	2.0%
Without termination fees	3.7%	2.8%	3.0%	2.7%
Without straight-line rent adjustments	3.4%	2.9%	3.0%	2.4%
Without straight-line rent adjustments and termination fees	3.1%	2.5%	2.8%	3.4%
Average month-end occupancy	95.4%	95.6%	95.6%	96.0%
Lease termination fee income (1) (Actual fees for known early vacates)	$244,000	$682,000	$553,000	$225,000
Bad debt expense (1) (No known bad debts for remainder of 2016)	$280,000	$1,018,000	$964,000	$747,000
Development starts:
Square feet	393,000	1.2 million	1.2 million	1.3 million
Projected total investment	$31 million	$90 million	$95 million	$87 million
Development-stage property acquisition	$32 million	$32 million	None	None
Operating property acquisitions	$25 million	$25 million	$25 million	$32 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	None	$110 million	$90 million	$5 million
Gain on sales of non-operating real estate	$607,000	$750,000	$145,000	$123,000
Average variable interest rate on unsecured bank credit facilities	1.5%	1.5%	1.5%	1.4%
Unsecured debt closing in period	$40 million at 2.335% on 7/29/16	$105 million total ($65 million on 4/1/16 at 2.863% and $40 million at 2.335% on 7/29/16)	$140 million total ($65 million on 4/1/16 at 2.863% and $75 million at 4.25% in Q4 2016)	$150 million at 3.5%
Common stock issuances	None	$30 million	None	$6.2 million
General and administrative expense	$2.4 million	$13.4 million	$13.2 million	$15.1 million

(1) During the six months ended June 30, 2016, the Company recognized lease termination fee income of $438,000 and bad debt expense of $458,000.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company's chief decision makers also use earnings before interest, taxes, depreciation and amortization (EBITDA) in making decisions. EBITDA is defined as Net Income, excluding gains or losses from sales of depreciable real estate property, plus interest, taxes, depreciation and amortization.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its second quarter and review the Company’s current operations on Thursday, July 21, 2016, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-877-876-9177 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, July 21, 2016.  The telephone replay will be available until Thursday, July 28, 2016, and can be accessed by dialing 1-800-695-0671.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Thursday, July 28, 2016.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Reports section of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space (primarily in the 5,000 to 50,000 square foot range) for location sensitive customers.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes 36.6 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
REVENUES
Income from real estate operations	$61,882	57,827	123,450	115,402
Other income	35	17	56	34
	61,917	57,844	123,506	115,436
EXPENSES
Expenses from real estate operations	17,758	16,047	35,578	32,460
Depreciation and amortization	19,233	17,984	38,395	36,126
General and administrative	3,023	3,812	8,335	8,350
	40,014	37,843	82,308	76,936
OPERATING INCOME	21,903	20,001	41,198	38,500
OTHER INCOME (EXPENSE)
Interest expense	(9,172)	(8,483)	(18,237)	(17,288)
Gain on sales of real estate investments	30,981	2,903	42,313	2,903
Other	381	242	649	609
NET INCOME	44,093	14,663	65,923	24,724
Net income attributable to noncontrolling interest in joint ventures	(180)	(130)	(299)	(261)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	43,913	14,533	65,624	24,463
Other comprehensive income (loss) - cash flow hedges	(3,462)	3,122	(8,859)	587
TOTAL COMPREHENSIVE INCOME	$40,451	17,655	56,765	25,050
BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.36	0.45	2.03	0.76
Weighted average shares outstanding	32,376	32,045	32,315	32,039
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.35	0.45	2.03	0.76
Weighted average shares outstanding	32,440	32,139	32,370	32,121

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

NET INCOME	$44,093	14,663	65,923	24,724
Gain on sales of real estate investments	(30,981)	(2,903)	(42,313)	(2,903)
Gain on sales of non-operating real estate	(133)	—	(143)	(123)
Interest income	(64)	(65)	(128)	(130)
Other income	(35)	(17)	(56)	(34)
Interest rate swap ineffectiveness	—	—	5	—
Depreciation and amortization	19,233	17,984	38,395	36,126
Company's share of depreciation from unconsolidated investment	31	31	62	60
Interest expense (1)	9,172	8,483	18,237	17,288
General and administrative expense (2)	3,023	3,812	8,335	8,350
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(227)	(209)	(428)	(420)
PROPERTY NET OPERATING INCOME (PNOI)	$44,112	41,779	87,889	82,938
COMPONENTS OF PNOI:
PNOI from Same Properties	$41,225	40,151	80,809	78,965
PNOI from 2015 Acquisitions	587	—	1,174	—
PNOI from 2015 and 2016 Development and Redevelopment Properties	2,044	533	4,800	1,717
PNOI from 2015 and 2016 Dispositions	326	1,128	1,234	2,327
Other PNOI	(70)	(33)	(128)	(71)
TOTAL PNOI	$44,112	41,779	87,889	82,938
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$43,913	14,533	65,624	24,463
Depreciation and amortization	19,233	17,984	38,395	36,126
Company's share of depreciation from unconsolidated investment	31	31	62	60
Depreciation and amortization from noncontrolling interest	(56)	(52)	(110)	(102)
Gain on sales of real estate investments	(30,981)	(2,903)	(42,313)	(2,903)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$32,140	29,593	61,658	57,644
NET INCOME	$44,093	14,663	65,923	24,724
Interest expense (1)	9,172	8,483	18,237	17,288
Depreciation and amortization	19,233	17,984	38,395	36,126
Company's share of depreciation from unconsolidated investment	31	31	62	60
Gain on sales of real estate investments	(30,981)	(2,903)	(42,313)	(2,903)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$41,548	38,258	80,304	75,295
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.35	0.45	2.03	0.76
Funds from operations (FFO) attributable to common stockholders	$0.99	0.92	1.90	1.79
Weighted average shares outstanding for EPS and FFO purposes	32,440	32,139	32,370	32,121

(1)  Net of capitalized interest of $1,191 and $1,315 for the three months ended June 30, 2016 and 2015, respectively, and $2,353 and $2,494 for the six months ended June 30, 2016 and 2015, respectively.

(2) Net of capitalized development costs of $902 and $1,115 for the three months ended June 30, 2016 and 2015, respectively, and $1,793 and $2,042 for the six months ended June 30, 2016 and 2015, respectively.